UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Worthington Enterprises, Inc. (the “Registrant”) conducted a conference call on December 20, 2023, beginning at approximately 9:00 a.m., Eastern Time, to discuss the Registrant’s unaudited financial results for the second quarter of fiscal 2024 ended November 30, 2023. Additionally, the Registrant addressed certain issues related to the outlook for the Registrant and its subsidiaries and their respective markets for the coming months. A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”).

The information contained in this Item 2.02 and in Exhibit 99.1 is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

In the conference call, the Registrant discussed financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) as well as non-GAAP financial measures to provide investors with additional information that the Registrant believes allows for increased comparability of the performance of the Registrant’s ongoing operations from period to period. Specifically, the Registrant referred to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, each on a consolidated basis, for the Registrant's trailing twelve months (“TTM”) ended November 30, 2023 and August 31, 2023. EBITDA and adjusted EBITDA are non-GAAP financial measures and are used by management as measures of operating performance. EBITDA is calculated by adding or subtracting, as appropriate, interest expense, net, income tax expense and depreciation and amortization to/from net earnings attributable to controlling interest. Adjusted EBITDA is calculated by adding or subtracting, as appropriate, to/from EBITDA certain items that the Registrant believes are not necessarily indicative of the Registrant's operating performance, such those listed in the Non-GAAP Footnotes section below. The table below provides a reconciliation from net earnings attributable to controlling interest (the most comparable GAAP financial measure) to the non-GAAP financial measures, EBITDA and adjusted EBITDA, for the TTM ended November 30, 2023 and August 31, 2023.

Additionally, adjusted EBITDA for the TTM ended November 30, 2023 and August 31, 2023 is adjusted further to reflect the results of the Registrant, on a pro forma basis, to illustrate the estimated effects of the separation of Worthington Steel, Inc. from the combined company prior to December 1, 2023 (“the Separation”). This non-GAAP financial information, which the Registrant refers to as pro forma adjusted EBITDA, assumes the Separation occurred on June 1, 2022, the first day of the Registrant's fiscal 2023. Beginning in the third quarter of fiscal 2024, historical results will be restated to reflect the operations of Worthington Steel as a discontinued operation in periods prior the December 1, 2023 Separation. For further information on this pro forma presentation, refer to the Use of Non-GAAP Measures and Definitions schedules included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 19, 2023.

	TTM	TTM
	November 30,	August 31,
(In thousands)	2023	2023
Net earnings attributable to controlling interest (1)	$296,638	$288,552
Interest expense, net	15,801	21,244
Income tax expense	88,544	85,477
Depreciation and amortization	112,777	113,124
EBITDA	513,760	508,397
Incremental expense related to (true-up of) Level5 earnout accrual (2)	(1,050)	(525)
Impairment of long-lived assets (1)(3)	3,168	3,168
Restructuring and other expense (income), net (1)(4)	816	(1,621)
Separation costs (5)	42,789	30,083
Loss on extinguishment of debt (6)	1,534	1,534
Loss on sale of investment in ArtiFlex (7)	300	300
Gain on sale of assets in equity income (9)	(2,780)	-
Sale-leaseback gain in equity income (8)	(2,063)	(2,063)
Adjusted EBITDA	$556,474	$539,273

Pro forma information (giving effect to the Separation)
Adjusted EBITDA	$556,474	$539,273
Removal of Worthington Steel, Inc.	(253,163)	(230,452)
Shared overhead reallocation (10)	(31,733)	(30,266)
Operational adjustments (11)	(3,368)	(3,468)
Stock-based compensation (12)	12,092	11,684
Pro forma adjusted EBITDA	$280,302	$286,771

Consolidated net sales	$4,612,360	4,700,983
Removal of Worthington Steel, Inc.	(3,287,063)	(3,340,355)
Pro forma net sales	$1,325,297	$1,360,628

Pro forma adjusted EBITDA margin	21%	21%

Non-GAAP Footnotes:

(1)
Excludes the impact of noncontrolling interests.
(2)
Reflects the compensation expense, and related true-ups, accrued in connection with the first annual payout under the Level5 earnout agreement.
(3)
Impairment of long-lived assets are excluded because they do not occur in the ordinary course of the Registrant’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, so their exclusion facilitates the comparison of historical and current financial results.
(4)
Restructuring activities consist of established programs that are not part of the Registrant’s ongoing operations, such as divestitures, closing or consolidating facilities, employee severance (including rationalizing headcount or other significant changes in personnel), and realignment of existing operations (including changes to management structure in response to underlying performance and/or changing market conditions).
(5)
Reflects direct and incremental costs incurred in connection with the anticipated separation of the Registrant’s Steel Processing business, including audit, legal, and other fees paid to third-party advisors as well as direct and incremental costs associated with the separation of shared corporate functions.
(6)
Reflects the loss realized in connection with the July 28, 2023, early redemption of the 2026 Notes. The loss resulted primarily from unamortized issuance costs and discount included in the carrying amount of the 2026 Notes and the acceleration of the remaining unamortized loss in equity related to a treasury lock derivative instrument executed in connection with the issuance of the 2026 Notes.
(7)
Reflects the loss realized in connection with the August 3, 2022 sale of the Registrant’s 50% noncontrolling equity investment in ArtiFlex.
(8)
Reflects our share of the gain realized by our engineered cabs joint venture, Taxi Workhorse, in connection with the sale of joint venture operations in Brazil, which totaled $2,780 on a pre-tax basis.
(9)
During the three months ended May 31, 2023, Workhorse recognized a pre-tax gain of $10,315 related to a sale-leaseback transaction. The Registrant’s portion of this gain, which is recorded in equity income, was $2,063.

Pro Forma Footnotes:

(10)
Reflects the excess of the Registrant's estimated post-separation corporate expenses over the amounts historically absorbed by our segments, including the re-allocation of costs historically attributed to Steel Processing that will continue post-separation as well as incremental corporate expenses resulting from lost economies of scale. Pro forma amounts within Corporate & Other reflect certain general overhead expenses that will not be allocated to the Registrant's segments post-separation but are included in the Registrant's historical segment reporting.
(11)
Includes the estimated incremental material cost associated with intercompany purchases from Steel Processing post-separation that will be subject to arms-length commercial pricing arrangements specified in the Steel Supply Agreement between us and Worthington Steel entered into in connection with the separation, net of anticipated costs to be recovered by us post-separation under the Transition Services Agreement between the Registrant and Worthington Steel entered into in connection with the Separation.
(12)
For purposes of this pro forma presentation, adjusted EBITDA excludes stock-based compensation. Post-separation, management intends to change the profitability measure it uses to assess segment performance from adjusted EBIT to adjusted EBITDA. In connection with the change, management revised its definition of adjusted EBITDA to exclude non-cash stock-based compensation, in addition to the other excluded items as historically defined and measured by management.

In the conference call, the Registrant referred to free cash flow for the three months ended November 30, 2023. Free cash flow is a non-GAAP financial measure that management believes measures the Registrant's ability to generate cash beyond what is required for its business operations and capital expenditures. The following provides a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to free cash flow for the three-month period ended November 30, 2023.

Second
Quarter
(In thousands)	2024
Net cash provided by operating activities	$134,990
Investment in property, plant and equipment	(32,876)
Free cash flow	$102,114

In the conference call, the Registrant referred to the ratio of net debt to TTM adjusted EBITDA, which is a non-GAAP financial measure that is used by the Registrant as a measure of leverage. Net debt to adjusted EBITDA is calculated by subtracting cash and cash equivalents from net debt (defined as the aggregate of short-term borrowings, current maturities of long-term debt and long-term debt) and dividing the sum by adjusted EBITDA. The calculation of net debt to adjusted EBITDA for the twelve months ended November 30, 2023, along with a reconciliation of net cash provided by operating activities (the most comparable GAAP financial measure) to adjusted EBITDA for the same period, as mentioned in the conference call, is outlined below.

	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter
(In thousands)	2024	2024	2023	2023

Net cash provided by operating activities:	$134,990	$59,696	$229,234	$182,152
Adjustments:
Changes in assets and liabilities, net of impact of acquisitions	(74,895)	79,860	(60,582)	(78,197)
Interest expense, net	2,169	3,083	4,514	6,035
Income tax expense	7,198	28,777	40,514	12,055
Impairment of long-lived assets	-	(1,401)	(1,800)	(484)
Benefit from (provision for) deferred income taxes	(1,968)	5,453	(4,670)	5,525
Loss on extinguishment of debt	-	(1,534)	-	-
Bad debt (expense) benefit	(345)	799	1,678	(2,346)
Equity in net income of unconsolidated affiliates, net of distributions	4,129	(10,225)	4,545	(23,218)
Net gain (loss) on sale of assets	439	(105)	(530)	(46)
Stock-based compensation	(6,175)	(4,516)	(5,420)	(4,975)
Less: noncontrolling interest	(3,865)	(3,596)	(4,260)	(3,933)
EBITDA (1)	$61,677	$156,291	$203,223	$92,568
Adjustments:
Incremental expense related to (true-up of) Level5 earnout	-	-	-	(1,050)
Impairment of long-lived assets (1)	-	884	1,800	484
Restructuring and other expense (income), net (1)	6	-	(13)	824
Separation costs	21,952	6,035	8,455	6,347
Loss on extinguishment of debt		1,534	-	-
Loss on sale of investment in ArtiFlex	-	-	-	300
Gain on sale of assets in equity income	(2,780)	-	-	-
Sale-leaseback gain in equity income	-	-	(2,063)	-
Adjusted EBITDA (1)	$80,855	$164,744	$211,402	$99,473

TTM adjusted EBITDA (1)	$556,474

(1)
Excludes the impact of noncontrolling interests.

November 30,
(In thousands)	2023
Short-term borrowings	$175,000
Current maturities of long-term debt	150,269
Long-term debt	298,549
Total debt	$623,818
Less: cash and cash equivalents	(430,906)
Net debt	$192,912

TTM adjusted EBITDA	$556,474

Net debt to TTM adjusted EBITDA	0.35

Additional non-GAAP financial measures referred to by the Registrant on the conference call, including reconciliations to the most comparable GAAP financial measures, are included in Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on December 19, 2023. Such Exhibit 99.1 includes a copy of the Registrant’s news release issued on December 19, 2023 (the “Financial News Release”) reporting results for the three-month period ended November 30, 2023 (the Registrant’s fiscal 2024 second quarter). The Financial News Release was made available on the Registrant’s website throughout the conference call and will remain available on the Registrant’s website for at least one year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Second Quarter of Fiscal 2024 (Fiscal Quarter ended November 30, 2023), held on December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	December 22, 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary